SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C. 20549


                        FORM 8-K

                      CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities
                  Exchange Act of 1934


    Date of Report (Date of earliest event reported):
                    October 10, 2001


                  PETER KIEWIT SONS', INC.
  (Exact name of registrant as specified in its charter)


    Delaware                  000-23943          91-1842817
(State or other jurisdiction (Commission     (I.R.S. Employer
of Incorporation)             File Number)   Identification No.)



   Kiewit Plaza, Omaha Nebraska                 68131
(Address of principal executive offices)      (Zip Code)



                      (402) 342-2052
  (Registrant's telephone number, including area code)





Item 4.          Changes in Registrant's Certifying Accountants.

     On October 10, 2001, the Company dismissed
 PricewaterhouseCoopers LLP as its principal independent accountant for the fiscal year ended December 29, 2001 and engaged KPMG LLP.

     The reports of PricewaterhouseCoopers LLP for the fiscal years ended December 30, 2000 and December 25, 1999 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended December 30, 2000 and December 25, 1999, and the interim period from December 31, 2000 through October 10, 2001, there have been no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on such financial statements of the Company for such years. No event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred within the Company's fiscal years ended December 30, 2000 and December 29, 1999, or the period from December 31, 2000 through October 10, 2001.

     The decision to change principal independent accountants was approved by the Company's Audit Committee and Board of Directors.

Item 7.          Financial Statements and Exhibits.

     (c)     Exhibits

     16.1     Letter from PricewaterhouseCoopers LLP.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                             PETER KIEWIT SONS', INC.



                             By: /s/ Michael J. Piechoski
Date: October 12, 2001       Michael J. Piechoski, Vice President